For Immediate Release

  FROM:
  Ameritrans Capital Corporation
  For more information Contact:
  Gary Granoff
  (800) 214-1047


  AMERITRANS REPORTS OWNERSHIP OF CLASS A COMMON SHARES IN FUSION
               TELECOMMUNICATIONS INTERNATIONAL, INC

             New York, NY, February 23, 2005 - Ameritrans Capital Corporation (NASDAQ: AMTC, AMTCP) reported that one of the companies in which it had previously made a significant equity investment completed an initial public offering ("IPO") on February 11, 2005 and began trading on February 15, 2005.
  Fusion Telecommunications International Inc. ("Fusion") completed its IPO and was listed on the American Stock Exchange under the symbol "FSN" for its common stock and "FSN.WS" for its registered warrants. Fusion sold a total of 3,600,000 shares of common stock at a price of $6.45 per share, and 3,600,000 redeemable common stock purchase warrants at a price of $.05 per warrant. Total net proceeds to Fusion were $21,879,000.

             Fusion seeks to become a leading provider of VoIP (Voice Over Internet Protocol) and other Internet services to, from, in and between emerging markets in Asia, the Middle East, Africa, the Caribbean and Latin America. With its lead product, VoIP, Fusion currently provides a full suite of communications services to corporations, postal telephone and telegraph companies, international carriers, government entities, Internet service providers and consumers in over 45 countries. Fusion's revenues from operations in calendar year 2003 were $32,018,471 and Fusion's revenues for the nine months ended September 30, 2004 were $39,328,800.

             Ameritrans' wholly owned subsidiary, Elk Associates Funding Corporation ("Elk") began investing in Fusion's common stock in February 1999, and made several additional investments subsequent to that time. At December 31, 2004 Elk owned a total of 244,075 shares of Fusion's common stock. In January, 2005, Fusion shareholders approved a 3.5 to 1 reverse common stock split which adjusts Elk's ownership in fusion to 69,735 shares of Class A common stock. Elk's Class A common shares are considered "restricted" for a twelve month period from the effective date of Fusion's registration statement which was February 11, 2005. Accordingly, Elk will be required to hold its shares until February 11, 2006, unless the restrictions on the Class A common stockholders are removed by Fusion's underwriter prior to that date. Not later than February 11, 2006, Elk's shares in Fusion will automatically be converted into the same class of common stock sold in Fusion's IPO and at that time Elk's shares will be tradable subject to the applicable provisions of the rules and regulations of the United States Securities and Exchange Commission concerning sales of unregistered securities.

             Elk's cost basis for its 69,735 Class A Common Shares in Fusion is $367,027, or $5.26 per common share of Fusion. At December 31, 2004, Elk was carrying the fair market value of its investment in Fusion at $207,387, and on Elk's balance sheet, Elk had an unrealized loss of $159,640. The unrealized loss also affected the Ameritrans balance sheet on a consolidated basis as part of Ameritrans' reported accumulated other comprehensive loss. Elk's investment in Fusion represented approximately 28% of Ameritrans' equity investment portfolio measured on a cost basis, and approximately 19% of Ameritrans' equity portfolio measured on a fair market value carrying basis after reducing the cost basis for unrealized loss in value at that time. In view of the fact that Fusion's current market price is in excess of Elk's cost basis per share, it is anticipated that Elk and Ameritrans will record a comprehensive income gain during the current fiscal quarter ending March 31, 2005, to reflect the change in circumstances, and the then current share value of Fusion's common stock on March 31, 2005, subject to appropriate discount for the current lack of marketability of Elk's shares in Fusion at this time.

             Commenting on Fusion's IPO, Gary C. Granoff,
  Ameritrans' president said, "We are very pleased that our investment over the last several years into Fusion has now further progressed by Fusion completing its initial public offering and by Fusion raising an additional $21,879,000 net proceeds from the offering."

             Ameritrans Capital Corporation is a specialty finance company engaged in making loans to and investments in small businesses. Ameritrans' wholly owned subsidiary Elk Associates Funding Corporation was licensed by the United States Small Business Administration as a Small Business Investment Company
  (SBIC) in 1980. The Company maintains its offices at 747 Third Avenue, 4th Floor, New York, New York 10017.

             THIS ANNOUNCEMENT CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PRESENTLY ANTICIPATED OR PROJECTED. AMERITRANS CAPITAL CORPORATION CAUTIONS INVESTORS NOT TO PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS TO MANAGEMENT'S EXPECTATIONS ON THIS DATE.